Exhibit 99.1

EURAMAX HOLDINGS, INC.
FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

Norcross, Georgia, March 29, 2013 – Euramax Holdings, Inc., a leading international producer of metal and vinyl products sold to the residential repair and remodel, commercial construction and recreational vehicle (RV) markets primarily in North America and Europe, today announced financial results for the fourth quarter of 2012. Net sales, operating loss, and adjusted EBITDA for the quarter were $195.5 million, $(3.0) million, and $9.6 million, respectively. Net sales, operating income, and adjusted EBITDA for the year ended December 31, 2012 were $837.1 million, $11.4 million, and $56.4 million, respectively.

President and CEO Mitchell B. Lewis commented, "Our 2012 financial results were highlighted by a $1.1 million increase in operating income driven by meaningful improvement from our U.S. segments. Despite a continuation of relatively soft market demand and the negative impact of severe drought conditions in 2012, operating income for our U.S segments improved $6.8 million, or 47.6%. Improvement resulted from modest recovery in end market demand in our commercial construction, RV, and transportation markets and our initiatives to pursue operations efficiency gains and achieve procurement savings. Our European operations continued to be negatively impacted by the economic challenges in Europe, which significantly impacted demand in our end markets in 2012. In addition to our continued emphasis on product and business development, we continue to pursue organizational initiatives in Europe to reduce operating costs and improve efficiency in response to the current economic climate. We expect these European initiatives, combined with the improvement in our U.S. operating results, will contribute to higher levels of operating performance as our markets recover.”

Full Year 2012 Financial Summary

•
Net sales for 2012 decreased $(96.6) million, or (10.3)%, to $837.1 million compared to $933.7 million for 2011. Net sales declines for our European operating segments comprised $63.3 million of the overall sales decline, including an approximately $16.8 million as a result of the weakening of foreign currencies, primarily the euro and British pound sterling, against the U.S. dollar during 2012. The economic crisis in Europe significantly impacted demand in our end markets in 2012, as many architectural and industrial projects were delayed, or curtailed. In addition, low consumer confidence and economic uncertainty negatively impacted the RV and transportation markets in Europe. In the U.S., modest recovery was evident in an overall increase in demand from customers served by our Commercial Products segment, primarily for roofing and siding sold in the post frame construction markets and for products sold to original equipment manufacturers in the RV and transportation markets. Demand in our U.S. Residential Products segment was negatively impacted by mild winter weather in the first quarter of 2012 followed by severe drought conditions. Net sales in our U.S. segments were also negatively impacted by lower selling prices necessitated by decreases in raw material costs.

•
Income from operations for 2012 increased $1.1 million, or 10.7%, to $11.4 million compared to $10.3 million for 2011. Improved operating results in our U.S. operating segments, totaling $6.8 million, and a reduction in other operating charges recorded in our corporate overhead costs of approximately $3.3 million, were partially offset by a decline in our European operating segments of approximately $9.0 million.

◦
Income from operations for our U.S. operating segments improved $6.8 million, or 47.6%, from $14.3 million for 2011 to $21.1 million for 2012. This improvement in operating income is primarily the result of organizational initiatives which simplified the U.S. operating structure and consolidated operations at certain plant locations during 2011. These initiatives combined with higher demand in the post frame construction, RV and transportation markets resulted in a significant improvement in operating income. Declines in other operating charges from $1.9 million for 2011 to $0.9 for 2012, represented approximately $1.0 million of the improvement in our U.S. operating income. These charges primarily relate to one time costs incurred as a result of plant closures, reorganizational activities, and other cost savings initiatives. Income from operations also improved approximately $1.2 million as a result of charges recorded in 2011 related to the early withdrawal from a multiemployer pension plan, as no significant similar charges were incurred during 2012.

◦
The significant improvement in operating income for our U.S. segments was offset by declines in operating income for our European operating segments. Income from operations for our European operating segments declined $9.0 million, or 77.6%, over the prior year. Lower sales volumes was the primary driver of the decline in operating income in the current year. Additionally, the Company incurred approximately $3.9 million of severance and relocation costs during 2012, primarily related to the Company's decision to consolidate three operating facilities in the U.K. into one operating facility, which is expected to be completed during the first quarter of 2013.

•
Adjusted EBITDA is a significant operating measure used by the Company to measure its operating performance and liquidity. Adjusted EBITDA was $56.4 million for 2012 compared to $62.1 million for 2011. Adjusted for the impact of pro forma items, Pro Forma Adjusted EBITDA was $61.5 million for 2012 compared to $63.5 million for 2011.

Conference Call
The Company will host an investor conference call regarding its fourth quarter 2012 financial results at 2:00 p.m. Eastern Time on Tuesday, April 2, 2013. The call can be accessed through the following dial-in numbers: US/Canada: 800-952-1907; International: 785-424-1826. A replay of the conference call will be available through April 30, 2013. The replay may be accessed using the following dial-in information: US/Canada: 800-374-0934; International: 785-424-1826.
Forward Looking Statements
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements related to plans for future business development activities, anticipated costs of revenues, product mix, research and development and selling, general and administrative activities, and liquidity and capital needs and resources. When used in this report, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which only speak as of the date of this press release. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.
GAAP Versus Non-GAAP Presentation
The Company presents Adjusted EBITDA and Pro Forma Adjusted EBITDA in this press release as additional information regarding the Company’s operating results. Adjusted EBITDA is defined as net loss plus (i) benefit for income taxes, (ii) interest expense and (iii) depreciation and amortization, as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance. The Company’s calculation of Adjusted EBITDA is consistent with the calculation of Consolidated Cash Flow in the indenture governing the Notes, excluding certain proforma items. Proforma Adjusted EBITDA is defined as Adjusted EBITDA given pro forma effect, including pro forma costs savings, for investments, acquisitions, dispositions, mergers, consolidations, business restructurings, operational changes and financing changes made during the fiscal year, as if they had occurred on the first day of the Company's fiscal year. Adjusted EBITDA and Pro Forma Adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the U.S., and should not be considered alternatives to net income as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity.

The Company believes Adjusted EBITDA and Pro Forma Adjusted EBITDA are helpful to investors in highlighting trends because Adjusted EBITDA and Pro Forma Adjusted EBITDA excludes the results of certain decisions of operating management that can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. The Company also believes Adjusted EBITDA and Pro Forma Adjusted EBITDA are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors use Adjusted EBITDA and Pro Forma Adjusted EBITDA, among other things, to assess the Company’s period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.
A reconciliation of the Company’s Adjusted EBITDA and Pro Forma Adjusted EBITDA to net income (loss) is included in the supplemental information attached to this release.

EURAMAX HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2012	December 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$10,024	$14,327
Accounts receivable, less allowances of $2,751 and $4,391 in 2012 and 2011, respectively	73,876	83,234
Inventories, net	89,294	83,396
Income taxes receivable	1,527	697
Deferred income taxes	907	1,906
Other current assets	4,789	4,336
Total current assets	180,417	187,896
Property, plant, and equipment, net	141,208	146,549
Goodwill	199,375	196,686
Customer relationships, net	54,589	69,636
Other intangible assets, net	7,475	8,148
Deferred income taxes	68	6
Other assets	11,290	10,325
Total assets	$594,422	$619,246
LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$55,883	$54,329
Accrued expenses	30,667	33,425
Accrued interest payable	9,017	8,886
Deferred income taxes	847	891
Total current liabilities	96,414	97,531
Long-term debt	516,674	507,988
Deferred income taxes	20,419	21,501
Other liabilities	46,907	45,519
Total liabilities	680,414	672,539
Current liabilities:
Common stock	189	185
Additional paid-in capital	721,869	718,837
Accumulated loss	(818,855)	(782,087)
Accumulated other comprehensive income	10,805	9,772
Total shareholders' (deficit) equity	(85,992)	(53,293)
Total liabilities and shareholders' (deficit) equity	$594,422	$619,246

EURAMAX HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)

	Three months ended		Twelve months ended
	December 31, 2012	December 30, 2011	December 31, 2012	December 30, 2011
Net sales	$195,492	$219,661	$837,140	$933,678
Costs and expenses:
Cost of goods sold (excluding depreciation and amortization)	166,788	189,789	701,045	785,165
Selling and general (excluding depreciation and amortization)	19,069	20,523	83,492	91,421
Depreciation and amortization	8,846	9,130	34,784	37,194
Other operating charges	3,823	3,082	6,425	8,404
Multiemployer pension withdrawal expense	—	—	39	1,200
Income (loss) from operations	(3,034)	(2,863)	11,355	10,294
Interest expense	(14,067)	(13,457)	(54,858)	(55,579)
Other income (loss), net	4,337	(5,205)	5,012	(14,117)
Loss before income taxes	(12,764)	(21,525)	(38,491)	(59,402)
(Benefit) provision for income taxes	(883)	3,690	(1,723)	3,315
Net Loss	$(11,881)	$(25,215)	$(36,768)	$(62,717)

EURAMAX HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended
	December 31, 2012	December 30, 2011
Net cash provided by operating activities	$3,985	$18,596

Investing activities:
Purchase of a business, net of cash acquired	(6,445)	—
Proceeds from sale of assets	1,321	434
Capital expenditures	(7,140)	(10,151)
Net cash used in investing activities	(12,264)	(9,717)

Financing activities:
Net borrowings on ABL Credit Facility	8,280	10,205
Net repayments on First Lien Credit Facility	—	(412,028)
Borrowings under Senior Secured Notes	—	375,000
Borrowings under Senior Unsecured Notes	—	19,812
Debt issuance costs	(34)	(10,623)
Net cash provided by (used in) financing activities	8,246	(17,634)

Effect of exchange rate changes on cash	(4,270)	(1,820)

Net decrease in cash and cash equivalents	(4,303)	(10,575)
Cash and cash equivalents at beginning of year	14,327	24,902
Cash and cash equivalents at end of year	$10,024	$14,327

EURAMAX HOLDINGS, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(in thousands)
(unaudited)

Reconciliation of net loss to Adjusted EBITDA is as follows:

	Three months ended		Twelve months ended
	December 31, 2012	December 30, 2011	December 31, 2012	December 30, 2011
Net loss	$(11,881)	$(25,215)	$(36,768)	$(62,717)

Add:
Provision (benefit) for income taxes	(883)	3,690	(1,723)	3,315
Interest expense	14,067	13,457	54,858	55,579
Depreciation and amortization (a)	8,846	9,294	35,280	37,866

Adjustments:
Other (income) loss, net (b)	(4,337)	5,205	(5,012)	14,117
Debt offering and refinancing fees (c)	—	391	—	2,904
Stock compensation expense	755	1,090	3,036	3,050
Acquisition-related costs	65	—	292	—
Long term incentive plan	(836)	421	277	1,326
Multiemployer pension withdrawal	—	—	39	1,200
Severance, relocation and one-time compensation costs	3,337	1,451	4,920	3,684
Facility closures, relocation and optimization costs	152	5	199	581
Non-recurring consulting, legal and professional fees	269	1,239	1,014	1,239
Adjusted EBITDA (d)	$9,554	$11,028	$56,412	$62,144

(a)
Includes amortization attributable to royalty payments under a five‑year minimum purchase agreement entered into in connection with our acquisition of a product line in 2005, which is being recognized in net sales. The royalty agreement was fully amortized as of September 28, 2012.

(b)
Other income for the three months ended December 31, 2012 is primarily comprised of translation gains on intercompany obligations of $4.6 million. Other income for the year ended December 31, 2012 includes a $0.5 million gain on the sale of assets related to the exit of our RV door product line and translation gains on intercompany obligations of $4.9 million.

(c)
Debt offering and refinancing fees include indirect tax consulting and legal fees related to the Company’s debt offering and other financing transactions and certain legal and professional fees incurred for capital market activities.

(d)
Adjusted EBITDA excludes certain pro forma adjustments allowable under the definition of Consolidated Cash Flow used in calculating the Fixed Charge Coverage Ratio and Secured Debt Ratio under the Indenture to the Company’s Notes. We have prepared a reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA in the following table.

EURAMAX HOLDINGS, INC. AND SUBSIDIARIES
PROFORMA ADJUSTED EBITDA RECONCILIATION
(in thousands)
(unaudited)

Reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA is as follows:

	Year Ended
	December 31, 2012	December 30, 2011
Adjusted EBITDA	$56,412	$62,144

Pro Forma Adjustments:
Legal, professional and consulting fees	1,663	695
Cost savings from restructuring activities	1,574	1,440
Pro Forma impact of acquisitions and exit activities (a)	1,165	—
Cost incurred as a result of supply disruptions	635	—
Contributions to pension plans in excess of net periodic pension cost (b)	(19)	(800)
Pro Forma Adjusted EBITDA	$61,430	$63,479

(a)
Primarily comprised of Pro Forma impacts totaling approximately $1.2 million on adjusted EBITDA as if the acquisition of Cleveland Tubing, Inc. had occurred on the first day of the Company's fiscal year.

(b)	These amounts represent cash contributions to defined benefit pension plans in the U.S. and UK in excess of net periodic pension cost recognized during the fiscal year.